Exhibit 99.1

Vericel Corporation 25 Blue Sky Drive Burlington, MA 01803 T 617 588-5555 F 617 588-5554 www.vcel.com

Vericel Reports Third Quarter 2026 Financial Results and Raises Full-Year Financial Guidance
Total Revenue Growth of 26% to $85.4 Million
Net Income Increased 179% to $14.2 Million
Adjusted EBITDA Margin of 30%
Raised Full-Year Revenue Guidance to $344 to $346 Million and Adjusted EBITDA Margin Guidance to 28%
Conference Call Today at 8:30am Eastern Time

BURLINGTON, Mass., November 5, 2026 (GLOBE NEWSWIRE) — Vericel Corporation (NASDAQ:VCEL), a leader in advanced therapies for the sports medicine and severe burn care markets, today reported financial results and business highlights for the third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights
•Total net revenue growth of 26% to $85.4 million
•MACI® net revenue growth of 21% to $67.4 million
•Burn Care net revenue growth of 52% to $18.0 million, with Epicel® revenue of $12.7 million and NexoBrid® revenue of $5.3 million
•Gross margin of 73%
•Net income increased 179% to $14.2 million, or $0.27 per diluted share
•Non-GAAP adjusted EBITDA increased 48% to $25.2 million, or 30% of revenue
•Operating cash flow of $17.7 million
•Free cash flow of $15.7 million
•$235.6 million in cash and investments, and no debt

Year-to-Date 2026 Financial Highlights
•Total net revenue growth of 26% to $231.3 million
•MACI net revenue growth of 22% to $189.3 million
•Burn Care net revenue growth of 50% to $42.0 million
•Adjusted EBITDA growth of 48% to $49.6 million
•Operating cash flow of $50.3 million
•Free cash flow of $45.1 million

Exhibit 99.1

Business Highlights and Updates
•Record third quarter total revenue and MACI revenue, and the highest quarterly Burn Care revenue to date
•MACI revenue growth of 20% or more for the sixth consecutive quarter
•Highest Epicel quarterly revenue since launch, which increased 23% versus the prior year
•Highest NexoBrid quarterly commercial revenue since launch, with 54% growth versus the prior year and 46% growth versus the prior quarter
•Recognized $3.0 million of BARDA procurement revenue in the third quarter
•Record third quarter MACI biopsies, implants and biopsy and implanting surgeons, with biopsy growth increasing each quarter this year compared to the prior year
•Highest number of MACI Arthro cases in any quarter since launch in the third quarter
•The Company remains on track for a potential MACI launch in the U.K. in 2027
•Repurchased 220,744 shares of common stock for $8.8 million during the quarter, with $191.2 million of share repurchase authorization remaining as of September 30, 2026

“The Company delivered outstanding financial and business results in the third quarter as we continue to generate top-tier revenue and profit growth as well as significant free cash flow, while also returning capital to shareholders,” said Nick Colangelo, President and CEO of Vericel. “Given our third quarter outperformance and the strong start to the fourth quarter for both commercial businesses, and particularly for MACI, we believe that the Company is very well-positioned for a strong close to 2026 and to sustain this momentum in 2027 and beyond.”

2026 Full-Year Financial Guidance
•Raised total revenue guidance to $344 to $346 million, compared to $330 to $340 million previously
•Raised MACI revenue guidance to $290 to $292 million, compared to $284 to $290 million previously
•Raised Burn Care revenue guidance to $54 million, compared to $46 to $50 million previously
•Raised adjusted EBITDA margin guidance to 28%, compared to 27% previously
•Reaffirmed full-year gross margin of approximately 75%

Third Quarter 2026 Results
Total net revenue for the quarter ended September 30, 2026 increased 26% to $85.4 million, compared to $67.5 million in the third quarter of 2025. Total net product revenue for the quarter included $67.4 million of MACI (autologous cultured chondrocytes on porcine collagen membrane) net revenue, $12.7 million of Epicel (cultured epidermal autografts) net revenue, $2.3 million of NexoBrid (anacaulase-bcdb) commercial net revenue and $3.0 million of NexoBrid BARDA procurement revenue, compared to $55.7 million of MACI net revenue, $10.4 million of Epicel net revenue, and $1.5 million of commercial NexoBrid net revenue, respectively, in the third quarter of 2025.

Exhibit 99.1
Gross profit for the quarter ended September 30, 2026 was $62.6 million, or 73% of net revenue, compared to $49.6 million, or 73% of net revenue, for the third quarter of 2025.

Total operating expenses for the quarter ended September 30, 2026 were $50.4 million, compared to $46.1 million for the same period in 2025. The increase in operating expenses was primarily due to increased headcount and related employee expenses, including the MACI sales force expansion, and an increase in marketing programs.

Net income for the quarter ended September 30, 2026 was $14.2 million, or $0.27 per diluted share, compared to $5.1 million, or $0.10 per diluted share, for the third quarter of 2025.

Non-GAAP adjusted EBITDA for the quarter ended September 30, 2026 was $25.2 million, or 30% of net revenue, compared to $17.0 million, or 25% of net revenue, for the third quarter of 2025. A table reconciling non-GAAP measures is included in this press release for reference.

Conference Call Information
Today’s conference call will be available live at 8:30 a.m. Eastern Time. The live webcast can be accessed on the Investor Relations section of the Vericel website at http://investors.vcel.com/events-presentations. Presentation slides for the conference call will be available on the webcast and on the Vericel website. A replay of the webcast will be available until November 5, 2027.

To participate by telephone, dial 800-330-6730 or +1-312-471-1351 if connecting from outside the U.S. When connecting, please use passcode: 787594.

About Vericel Corporation
Vericel is a leading provider of advanced therapies for the sports medicine and severe burn care markets. The Company combines innovations in biology with medical technologies, resulting in a highly differentiated portfolio of innovative cell therapies and specialty biologics that repair injuries and restore lives. Vericel markets three products in the United States. MACI (autologous cultured chondrocytes on porcine collagen membrane) is an autologous cellularized scaffold product indicated for the repair of symptomatic, single or multiple full-thickness cartilage defects of the knee with or without bone involvement in adults. Epicel (cultured epidermal autografts) is a permanent skin replacement for the treatment of patients with deep dermal or full thickness burns greater than or equal to 30% of total body surface area. Vericel also holds an exclusive license for North American rights to NexoBrid (anacaulase-bcdb), a biological orphan product containing proteolytic enzymes, which is indicated for eschar removal in adults and pediatric patients with deep partial-thickness and/or full-thickness thermal burns. For more information, please visit www.vcel.com.

Epicel®, MACI® and MACI Arthro® are registered trademarks of Vericel Corporation. NexoBrid® is a registered trademark of MediWound Ltd. and is used under license to Vericel Corporation. © 2026 Vericel Corporation. All rights reserved.

Exhibit 99.1
GAAP v. Non-GAAP Measures
Vericel’s reported earnings are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent earnings as reported to the Securities and Exchange Commission (SEC). Vericel has provided in this release certain financial information that has not been prepared in accordance with GAAP. Vericel’s management believes that the non-GAAP adjusted EBITDA, which includes adjustments for specific items that are generally not indicative of our core operations, and free cash flow described in this release, provide additional information that is useful to investors in understanding Vericel’s underlying performance, business and performance trends, and helps facilitate period-to-period comparisons and comparisons of its financial measures with other companies in Vericel’s industry. However, the non-GAAP financial measures that Vericel uses may differ from measures that other companies may use. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation or as substitutes for results prepared in accordance with GAAP.

Forward-Looking Statements
Vericel cautions you that all statements other than statements of historical fact included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe that we have a reasonable basis for the forward-looking statements contained herein, they are based on current expectations about future events affecting us and are subject to risks, assumptions, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Our actual results may differ materially from those expressed or implied by the forward-looking statements in this press release. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “continues,” “believe,” “guidance,” “outlook,” “target,” “future,” “potential,” “goals” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

Among the factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, uncertainties associated with our expectations regarding future revenue, growth in revenue, market penetration for MACI, MACI Arthro, Epicel, and NexoBrid in the U.S. and in applicable markets outside the U.S., growth in profit, gross margins and operating margins, the ability to continue to scale our manufacturing operations to meet the demand for our cell therapy products, the ability to sustain profitability, the expected target surgeon audience, potential fluctuations in sales and volumes and our results of operations over the course of the year, timing and conduct of clinical trial and product development activities, timing and likelihood of the FDA’s potential approval of the use of MACI to treat cartilage defects in the ankle, the timing and likelihood of obtaining marketing approval for MACI in the United Kingdom, the estimate of the commercial growth potential of our products and product candidates, competitive developments, changes in third-party coverage and reimbursement, including recent and future healthcare and drug pricing reform measures and private payor initiatives, surgeon adoption of MACI Arthro, physician and burn center

Exhibit 99.1
adoption of NexoBrid, labor strikes, supply chain disruptions or other events or factors that might affect our ability to manufacture MACI or Epicel or affect MediWound’s ability to manufacture and supply sufficient quantities of NexoBrid to meet customer demand, including but not limited to conflicts in the Middle East region involving Israel or those related to disruptions of land or sea transportation routes or distribution or shipping channels, uncertainties associated with the potential benefits of the Company’s agreement with BARDA for the procurement and development of NexoBrid and the availability of funding from BARDA under that agreement, negative impacts on the global economy and capital markets resulting from the conflicts in Ukraine and Iran, as well as other hostilities in the Middle East, changes in trade policies and regulations, including the potential for increases or changes in duties, current and potentially new tariffs or quotas, lingering effects of adverse developments affecting financial institutions, companies in the financial services industry or the financial services industry generally, changes in governmental monetary and fiscal policies, including, but not limited to, Federal Reserve policies in connection with continued inflationary pressures, the impact from future regulatory, judicial and legislative changes affecting our industry or the broader market, including those included in the One Big Beautiful Bill Act, and a U.S. government shutdown.

These and other significant factors are discussed in greater detail in Vericel’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026, Vericel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, filed with the SEC on November 5, 2026, and in other filings with the SEC. These forward-looking statements reflect our views as of the date hereof and Vericel does not assume and specifically disclaims any obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Investor Contact:
Eric Burns
ir@vcel.com
+1 (734) 418-4411

Exhibit 99.1

VERICEL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Product sales, net	$85,371	$67,503	$231,253	$183,341
Total revenue	85,371	67,503	231,253	183,341
Cost of product sales	22,761	17,918	62,975	50,870
Gross profit	62,610	49,585	168,278	132,471
Research and development	6,885	6,318	22,482	20,310
Selling, general and administrative	43,539	39,817	141,240	123,532
Total operating expenses	50,424	46,135	163,722	143,842
Income (loss) from operations	12,186	3,450	4,556	(11,371)
Other income (expense):
Interest income	2,152	1,808	5,957	5,122
Interest expense	(160)	(158)	(480)	(468)
Other (expense) income	(17)	(26)	32	(8)
Total other income	1,975	1,624	5,509	4,646
Net income (loss)	$14,161	$5,074	$10,065	$(6,725)
Net income (loss) per common share:
Basic	$0.28	$0.10	$0.20	$(0.13)
Diluted	$0.27	$0.10	$0.19	$(0.13)
Weighted-average common shares outstanding:
Basic	51,186	50,489	51,013	50,256
Diluted	52,962	51,908	52,459	50,256

Exhibit 99.1
VERICEL CORPORATION
RECONCILIATION OF REPORTED NET INCOME (LOSS) (GAAP)
TO ADJUSTED EBITDA (NON-GAAP MEASURE)
(in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$14,161	$5,074	$10,065	$(6,725)
Stock-based compensation expense	7,823	8,699	28,200	30,344
Depreciation and amortization	3,627	2,944	10,514	8,456
Net interest income	(1,992)	(1,654)	(5,485)	(4,658)
Pre-occupancy lease expense and tech transfer	1,604	1,933	6,349	6,180
Adjusted EBITDA (Non-GAAP)	$25,223	$16,996	$49,643	$33,597

Exhibit 99.1
VERICEL CORPORATION
RECONCILIATION OF FREE CASH FLOW (NON-GAAP MEASURE)
(in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$17,723	$22,082	$50,297	$36,896
Capital expenditures	(2,042)	(2,630)	(5,231)	(24,975)
Free cash flow (Non-GAAP)	$15,681	$19,452	$45,066	$11,921

Net cash used in investing activities	$(2,708)	$(3,377)	$(9,729)	$(27,547)
Net cash (used in) provided by financing activities	$(6,880)	$1,166	$(7,167)	$6,005

Exhibit 99.1
VERICEL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands - unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$133,493	$100,092
Short-term investments	36,775	37,407
Accounts receivable (net of allowance for doubtful accounts of $23 and $13, respectively)	81,798	84,634
Inventory	17,056	17,560
Other current assets	11,648	7,744
Total current assets	280,770	247,437
Property and equipment, net	105,079	108,397
Intangible assets, net	5,156	5,625
Right-of-use assets	60,590	64,774
Long-term investments	65,336	61,395
Other long-term assets	179	341
Total assets	$517,110	$487,969
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,958	$15,828
Accrued expenses	20,391	19,236
Current portion of operating lease liabilities	14,254	13,969
Other current liabilities	116	116
Total current liabilities	54,719	49,149
Operating lease liabilities	76,319	82,284
Other long-term liabilities	1,900	1,896
Total liabilities	132,938	133,329
Total shareholders’ equity	384,172	354,640
Total liabilities and shareholders’ equity	$517,110	$487,969